As Filed with Securities and Exchange Commission on September 28, 2015

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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FLASR INC.

(Exact name of registrant as specified in its charter)

Nevada	3089	46-2681687
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1075 Peachtree Street NE, Suite 3650 Atlanta, Georgia 30309 (409) 965-3761	Everett Dickson Chief Executive Officer 1075 Peachtree Street NE, Suite 3650 Atlanta, Georgia 30309 (409) 965-3761
(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)	(Name, Address and Telephone Number of Agent for Service)

A Copy to:

Anthony F. Newton, Esq.

DLA Piper LLP (US)

1000 Louisiana Street, Suite 2800

Houston, Texas 77002-5005

Telephone No.: (713) 425-8400

Fax No.: (713) 425-8401

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee

Common stock	50,000,000	$0.10	$5,000,000	$581.00

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(1)

In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

(2)	Based on Rule 457(c) under the Securities Act.

(3)

This amount represents the maximum aggregate value of common stock which may be put to the selling stockholder by the registrant pursuant to the terms and conditions of an Equity Purchase Agreement between the selling stockholder and the registrant.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 2015

50,000,000 Shares

FLASR INC.

COMMON STOCK

This prospectus relates to the resale from time to time of up to 50,000,000 shares of our common stock by the selling stockholder described in the section entitled “Selling Stockholder” on page 14 of this prospectus and its donees, pledgees, transferees or other successors-in-interest.

Shares of common stock are traded on the OTCQB operated by The OTC Markets Group, Inc. under the symbol “FLSR.” On September 25, 2015, the closing sale price of our common stock was $0.11 per share.

You should consider carefully the risks that we have described in “Risk Factors” beginning on page 5 before deciding whether to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 28, 2015.

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You should read this prospectus and the information incorporated by reference carefully before you invest. Such documents contain important information you should consider when making your investment decision. See “Information Incorporated by Reference” on page 18. You should rely only on the information provided in this prospectus or documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

The information in this document may only be accurate on the date of this document. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. As a result, it does not contain all the information that may be important to you. To understand this transaction fully, you should read this entire prospectus carefully, including the risk factors beginning on page 5 and the documents incorporated by reference into this prospectus.

Unless the context otherwise requires, the terms “Flasr,” “Company,” “we,” “us” and “our” refer to Flasr Inc., a Nevada corporation.

The Company

The Company sells portable waste solutions for consumers of moist tobacco products. We have created the FLASR™, a discreet, considerate, convenient and reusable spittoon system.

We were incorporated on April 22, 2013 in the State of Nevada under the name “Language Arts Corp.” to design, develop and launch an online language learning and translation service but never commenced such planned operations, had limited start-up operations and generated no revenues.

On July 23, 2014, Everett Dickson consummated the purchase of 6,000,000 shares of common stock of the Company from Maria del Pilar Jaen. The shares represented 63% of the issued and outstanding shares of the Company on a fully diluted basis. The purchase price for the shares of $30,000 was payable by Mr. Dickson to Ms. Jean on January 23, 2015.

Effective July 23, 2014, in connection with the closing of the Purchase Agreement, Ms. Jaen resigned as the sole officer and director of the Company and Mr. Dickson was appointed President, Chief Executive Officer, Chief Financial Officer and sole director of the Company.

Everett Dickson, the majority stockholder and sole officer and director of the Company, took control of the Company with the intention of merging his private, solely owned company “FLASR Inc.” into the Company. The Board approved the implementation of a stock dividend payment in the form of a 1:6 forward stock split whereby shares of common stock held by each stockholder of record on August 28, 2014 automatically received shares at the rate of 1 for 5, without any action on the part of the stockholders. Accordingly, there were an additional 47,500,000 shares of common stock issued and outstanding. The Company has also filed an application with FINRA to (i) change the ticker symbol of the Company to “FLSR,” (ii) change the name of the Company to FLASR Inc., (iii) increase the authorized shares of common stock from 75,000,000 to 150,000,000 and (iv) increase the authorized share capital of the Company by providing for the adoption of 5,000,000 shares of blank check preferred stock.

Pursuant to the closing of the Purchase Agreement on September 16, 2014, the Company acquired all of the issued and outstanding capital stock of FLASR Inc. from Mr. Dickson for 50,000,000 shares of the Company’s common stock and FLASR became a wholly owned subsidiary of the Company. As a result of the acquisition, management intends to focus the Company’s business on FLASR’s development and sale of the portable FLASRs for tobacco by-products.

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The acquisition of FLASR by the Company was treated as a reverse capitalization, with FLASR deemed the accounting acquirer and the Company deemed the accounting acquiree under the purchase method of accounting. The reverse merger is deemed a recapitalization and the accompanying financial statements represent the continuation of the financial statements of FLASR (the accounting acquirer/legal subsidiary) except for its capital structure, and the accompanying financial statements reflect the assets and liabilities of FLASR recognized and measured at their carrying value before the combination and the assets and liabilities of Language Arts (the legal acquiree/legal parent). The equity structure reflects the equity structure of Language Arts, the legal parent, and the equity structure of FLASR, the accounting acquirer, as restated to reflect the number of shares of the legal parent. The merged entity is referred to herein as “the Company.”

On May 19, 2015, the Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada increasing the amount of authorized shares of common stock of the Company from 150,000,000 to 500,000,000 shares.

Company Contact Information

Our principal executive offices are located at 1075 Peachtree Street NE, Suite 3650, Atlanta, Georgia 30309, telephone (409) 965-3761. Our website is located at www.flasr.com. The information on the Company’s website is not part of this prospectus.

The Offering

This prospectus relates to the resale of up to 50,000,000 shares of our common stock by the selling stockholders, which includes (i) up to 49,526,216 shares of our common stock issuable under the Equity Purchase Agreement, dated as of August 17, 2015 (the “Equity Purchase Agreement”), between the Company and Premier Venture Partners, LLC, a California limited partnership (“Premier”), a selling stockholder pursuant to a “put right” under the Equity Purchase Agreement and (ii) 473,784 shares of common stock issued to Premier as a commitment fee (the “Initial Commitment Shares”) in connection with the Equity Purchase Agreement. A copy of the Equity Purchase Agreement, and a copy of the Registration Rights Agreement, dated as of August 17, 2015, between the Company and Premier in connection with the Equity Purchase Agreement (the “Registration Rights Agreement”) were filed as exhibits to our Current Report on Form 8-K filed with the SEC on August 20, 2015.

The Equity Purchase Agreement permits us to “put” up to $3,000,000 in shares of our common stock to Premier. Premier will pay us 90 percent of the lowest closing bid price of the common stock during the ten consecutive trading days immediately following the date we have electronically deposited the number of shares of common stock related to each put into Premier’s brokerage account (a “Pricing Period”), pursuant to the Equity Purchase Agreement.

Proceeds from the sale of common stock covered by this prospectus will be received by the selling stockholders. We will not receive any proceeds from the sale of the shares of our common stock covered by this prospectus. However, we will receive proceeds from the sale of securities pursuant to our exercise of the put right described in the Equity Purchase Agreement. We will bear all costs associated with this registration.

Premier is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the resale of our common stock under the Equity Purchase Agreement.

For the purpose of determining the number of shares of common stock to be offered by this prospectus, we have assumed, other than the 473,784 Initial Commitment Shares discussed above, that we will issue no more than 49,526,216 shares pursuant to the exercise of our put right under the Equity Purchase Agreement, although the number of shares that we will actually issue pursuant to the put right may be more or less than 49,526,216, depending on the trading price of our common stock at the time of the exercise of our put right. We currently do not intend to exercise the put right in a manner which would result in our issuance of more than 49,526,216 shares, other than the 473,784 Initial Commitment Shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the SEC and that registration statement would have to be declared effective prior to the issuance of any additional shares.

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Notwithstanding anything to the contrary in the Equity Purchase Agreement, in no event shall Premier be entitled to purchase that number of shares our common stock, which when added to the sum of the number of shares of our common stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Exchange Act), by Premier, would exceed 4.99 percent of the number of shares of our common stock outstanding on a Closing Date under the Equity Purchase Agreement, as determined in accordance with Rule 13d-1(j) of the Exchange Act.

Subject to the terms and conditions set forth in the Equity Purchase Agreement, Flasr shall issue and sell to Premier, and Premier shall purchase from Flasr, up to that number of shares of our common stock having an aggregate purchase price of $3,000,000. The 473,784 Initial Commitment Shares are not included in the $3,000,000 worth of our common stock.

Subject to the terms, conditions and limitations set forth in the Equity Purchase Agreement, and from time to time during the period beginning on the first trading day following the effective date of this Registration Statement (the “Effective Date”) and ending on the earlier of (i) the thirty-six (36) month anniversary of the Effective Date or (ii) the date the Equity Purchase Agreement is terminated (the “Open Period”), Flasr may, in its sole discretion, deliver a Put Notice to Premier which states the number of shares of our common stock that Flasr intends to sell to Premier on a Closing Date (the “Put”). The maximum number of shares of our common stock that Flasr shall be entitled to Put to Premier per any applicable Put Notice (the “Put Amount”) shall not be less than $10,000 worth of our common stock and shall not exceed 400 percent of the average daily trading volume of our common stock on the five trading days prior to the date the Put Notice is received by Premier.

Subject to the satisfaction of the conditions set forth in the Equity Purchase Agreement, the closing of the purchase by Premier of shares of our common stock (a “Closing”) shall occur on the trading day immediately following the applicable Pricing Period (each a “Closing Date”). Upon each such Closing Date, Premier shall deliver to Flasr the Purchase Price to be paid for such shares of our common stock, determined as set forth below. Notwithstanding the preceding sentence, to the extent that the Purchase Price for any particular Put would exceed $100,000, then the amount over $100,000 may be paid by Premier within 16 trading days after the Put Notice Date.

Notwithstanding anything to the contrary in the Equity Purchase Agreement, Flasr shall not be entitled to deliver a Put Notice and Premier shall not be obligated to purchase any shares of our common stock at a Closing unless each of the following conditions are satisfied:

•

A registration statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) at all times until the Closing with respect to the subject Put Notice;

•

At all times during the period beginning on the related Put Notice date and ending on and including the related Closing Date, the shares of our common stock (i) shall have been listed or quoted for trading on the principal market on which our common stock is listed, (ii) shall not have been suspended from trading thereon, and (iii) Flasr shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the shares of our common stock;

•

Flasr has complied with its obligations and is otherwise not in breach of or in default under the Equity Purchase Agreement, the Registration Rights Agreement or any other agreement executed in connection therewith which has not been cured prior the applicable Put Notice date;

•

No injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the common stock under the Equity Purchase Agreement; and

•	The issuance of the Securities will not violate any stockholder approval requirements of the principal market on which our common stock is listed.

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Purchase Price. The Purchase Price for the shares of common stock issuable under the Equity Purchase Agreement for each Put shall be the Put Amount multiplied by 90 percent of the lowest closing price of the shares of our common stock during the applicable Pricing Period.

Overall Limit on Common Stock Issuable. Notwithstanding anything contained in the Equity Purchase Agreement to the contrary, if during the Open Period, Flasr becomes listed on an exchange that limits the number of shares of our common stock that may be issued without stockholder approval, then the number of shares of our common stock issuable by Flasr and purchasable by Premier, shall not exceed that number of the shares of our common stock that may be issuable without stockholder approval pursuant to the listing rules of such exchange (the “Maximum Common Stock Issuance”). If such issuance of shares of our common stock could cause a delisting on the principal market on which our common stock is listed, then the Maximum Common Stock Issuance shall first be approved by Flasr’s stockholders in accordance with applicable law and our Bylaws and Articles of Incorporation.

The Equity Purchase Agreement will terminate when any of the following events occur:

•	When Premier has purchased an aggregate of $3,000,000 in the shares of the common stock of Flasr pursuant to the Equity Purchase Agreement (not including the initial Commitment Shares);

•	On the date which is 36 months after the date the SEC declares this registration statement effective;

•

The trading of the shares of our common stock is suspended by the SEC, the principal market on which our shares are traded or FINRA for a period of two consecutive trading days during the Open Period; or,

•

The shares of our common stock cease to be registered under the Exchange Act or listed or traded on the principal market on which our shares are traded or this registration statement is no longer effective (except as permitted hereunder).

Number of Shares to be Offered. As we exercise Puts under the Equity Purchase Agreement and convert portions of the Notes, shares of our common stock may be sold into the market by the selling stockholders. The sale of these additional shares could cause our stock price to decline. In turn, if our stock price declines and we exercise more Puts and convert additional portions of the Notes, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the Equity Purchase Agreement. If our stock price declines, we will be required to issue a greater number of shares under the Equity Purchase Agreement. We have no obligation to utilize the full amount available under the Equity Purchase Agreement.

Common stock offered	Up to 50,000,000 shares of common stock, par value $0.001 per share, to be offered for resale by the selling stockholders

Common stock to be outstanding after this offering	162,696,664 shares

Use of proceeds

We will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholder. However, we will receive proceeds from the Equity Purchase Agreement. See “Use of Proceeds.”

OTCQB symbol	FLSR

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business

We have a limited operating history which may not serve as an adequate basis to judge our future prospects and results of operations.

Flasr, Inc., a Nevada corporation, through its predecessor, was incorporated in February 2013 and has a limited operating history. We could incur net losses in the foreseeable future if we are unable to anticipate market trends and match our product offerings to consumer buying patterns. Our business strategy is unproven, and we may not be successful in addressing early stage challenges, such as establishing our position in the market and developing effective marketing of our products. To implement our business plan, we will be required to obtain additional financing. We have not yet located additional financing.

Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in developmental stage companies. We expect to continue to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. It is possible that we will not be able to achieve profitable operations or, if profitability is achieved, that it will be maintained for any significant period, or at all.

We have a limited operating history upon which you can evaluate our business and prospects. We have yet to develop sufficient experience regarding actual revenues to be received from our proposed products. You must consider the risks and uncertainties frequently encountered by early stage companies in new and rapidly evolving markets. If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially and adversely affected.

An investor in our securities must consider the risks, uncertainties, and difficulties frequently encountered by companies in new and rapidly evolving markets. The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories.

We will need additional financing which we may not be able to obtain on acceptable terms. If we cannot raise additional capital as needed, our ability to execute our business plan and grow our business will be in jeopardy.

Capital is needed not only to fund our ongoing operations and to pay our existing obligations, but capital is also necessary for the effective implementation of our business plan. Our future capital requirements, however, depend on a number of factors, including our ability to internally grow our revenues, manage our business and control our expenses. We will need to raise significant additional capital to fund the future growth of Flasr, including advertising and marketing, continued investment in growing our user base and product development. Other than the Securities Purchase Agreement with Premier, we do not have any firm commitments to provide capital and we anticipate that we will have certain difficulties raising capital given the current uncertainties in the capital markets. Accordingly, we do not know if additional working capital will be available to us upon terms acceptable to us. If we do not raise funds as needed, our ability to continue to implement our business model is in jeopardy and we may never be able to achieve profitable operations. In that event, our ability to continue as a going concern is in jeopardy and you could lose all of your investment in Flasr.

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We have only a limited operating history, we generated very minimal revenue in fiscal 2015 and have not operated profitably since inception. There are no assurances we will ever generate revenues or profits.

Our operations have never been profitable, and it is expected that we will continue to incur operating losses in the future. For our fiscal year ending March 31, 2015, our operating loss was $4,419,100 and cash used in operations was approximately $502,152. We also have an accumulated deficit of approximately $4,714,181. We generated only $15,796 in revenues in fiscal 2015. We do not know if we will be able to fully implement our business model, generate any meaningful revenues or operate profitably in the future. Our failure to generate substantial revenues and achieve profitable operations in future periods will adversely affect our ability to continue as a going concern. If we should be unable to continue as a going concern, you could lose all of your investment in Flasr.

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

Our business strategy involves selling portable waste solutions for consumers of smokeless tobacco products. Our ability to implement this business strategy is dependent on our ability to:

•	Predict consumer buying habits;

•	Identify and engage suppliers who will directly ship products;

•	Establish brand recognition and customer loyalty;

•	Manage growth in administrative overhead costs during the initiation of our business efforts; and

•	Identify shifting regulatory and market trends.

We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful. In assessing our ability to meet these challenges, a potential investor should take into account our lack of operating history and brand recognition, the competitive and regulatory conditions existing in our industry and general economic conditions and consumer discretionary spending habits. Our growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business strategy that ultimately proves unsuccessful.

We are dependent on the manufacturers of the products we sell.

The success of our business is, in large part, dependent upon the overall success of the applicable manufacturers of our products. Accordingly, our success is linked to the financial condition, management, marketing, production and distribution capabilities of these manufacturers. Events, such as labor strikes, that may adversely affect a manufacturer, may also adversely affect our business. Similarly, the delivery of products from manufacturers later than scheduled, which may occur particularly during periods of new product introductions, can lead to reduced sales during such periods. Furthermore, any event that causes adverse publicity involving these manufacturers may have an adverse effect on our business regardless of whether such event directly involves Flasr.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote the product offerings, our business could suffer.

We have been in the business of portable waste solutions for consumers of smokeless tobacco products only since February 2013. Currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers to our products and developing additional relationships with suppliers and securing contracts to directly ship our products. In order to attract customers and respond to competitive pressures, we may be forced to spend substantial funds to create and maintain brand recognition among consumers and suppliers. We believe that advertising rates and the cost of our advertising campaigns in particular, could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

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The success of our products will also depend on our success in consistently providing high-quality products to our customers. Since we rely on suppliers to directly ship products purchased to our customers, if our suppliers do not ship quickly, or if our consumers do not perceive the products we offer as superior, the value of the Flasr brand could be harmed. Any brand impairment or dilution could decrease the attractiveness of Flasr to one or more of these groups, which could harm our business, results of operations and financial condition.

Our product offerings may not be accepted.

We constantly seek to modify our product offerings to match consumer buying trends. As is typically the case in evolving product offerings, anticipation of demand and market acceptance is subject to a high level of uncertainty. The success of our product offerings primarily depends on the interest of consumers in purchasing our particular assortment of products, which at this stage is uncertain. In general, achieving market acceptance for our products will require substantial marketing efforts and the expenditure of significant funds, which we do not currently possess, to create awareness and demand among consumers.

We have limited financial, personnel and other resources to undertake extensive marketing activities. Accordingly, we are uncertain as to the acceptance of any of our products or our ability to generate the revenues necessary to remain in business.

We depend on third parties for supplying our products and shipping them directly to us.

We do not own or operate any manufacturing facilities and we are currently dependent on third-party suppliers in other locations. Therefore, we are, and in the future will continue to be, dependent upon our suppliers to ship on a timely basis the products ordered by customers. We also rely on our suppliers to comply with any applicable safety standards and federal, state and local regulatory requirements at competitive prices.

If our current suppliers be unable or unwilling in the future to meet our needs for any reason, we would have to find replacement product suppliers, in default of which we would lose sales and marketing credibility as well as our ability to generate revenues.

Although we may have the right to use various intellectual property rights related to our products, these rights may not provide us with any competitive advantage.

It is possible that our brand name will infringe on the intellectual property rights of others, and that our assertions of intellectual property rights may not be enforceable or provide protection against competitive products or otherwise be commercially valuable. Moreover, enforcement of intellectual property rights typically requires time consuming and costly litigation. There is the possibility that others will independently develop substantially similar products.

Our inability to obtain sufficient financing will harm our development and growth strategy.

We will require substantial amounts of working capital to fund our business. We currently anticipate that our available funds will be sufficient to meet our anticipated needs for working capital and capital expenditures through the next 12 months. Our anticipation of the time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary as a result of a number of factors, including those described in these Risk Factors and elsewhere in this prospectus. We are uncertain that additional financing will be available to us on favorable terms when required, or at all. If we are unable to obtain sufficient additional capital when needed, we could be forced to alter our business strategy, and delay or abandon some of our development plans. Any of these events would harm our business, financial condition and results of operation. In addition, if we raise additional funds through the issuance of equity, equity-linked or debt securities, such securities may have rights, preferences or privileges senior to those of the rights of our common stock and our stockholders may experience additional dilution.

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Risks associated with our ability to manage expansion.

The growth of our business depends in large part on our ability to manage expansion, and control costs in our operations. This strategy will entail reviewing and potentially reorganizing operations, corporate infrastructure and system and financial controls. Unforeseen expenses, difficulties, complication and delays frequently encountered in connection with the rapid expansion of operations could inhibit our growth and adversely affect our financial condition, results of operations or cash flow.

Our future financial results are uncertain and our operating results may fluctuate, due to, among other things, consumer trends, seasonal fluctuations and market demand.

As a result of our lack of operating history, it is difficult to accurately forecast our revenue. We have little historical financial data upon which to base planned operating expenses. At present, we base our current and future expense levels on our operating plans and estimates of future expenses. Our expenses are dependent in large part upon expenses associated with our proposed marketing expenditures and related overhead expenses, and the costs of hiring and maintaining qualified personnel to carry out our respective services. Sales and operating results are difficult to forecast because they will depend on the growth of our customer base, changes in customer demands based on seasonal fluctuations and consumer trends, the degree of utilization of our advertising services as well as the mix of products and services sold. As a result, we may be unable to make accurate financial forecasts and adjust our spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause our net losses in a given quarter to be greater than expected.

We may encounter substantial competition in our business and failure to compete effectively may adversely affect our ability to generate revenue.

We believe that existing and new competitors will continue to improve their products and introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets. Our competitors could undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition. Important factors affecting our ability to compete successfully include:

•	Sales and marketing promotions;

•	Rapid and effective development of products;

•	Branded name advertising; and

•	Pricing.

In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice market share. Sales and overall profitability could be reduced in either case. In addition, competitors may enter our existing markets, or we will be unable to compete successfully against existing or new competition.

We rely on the services of certain key personnel.

Our business relies on the efforts and talents of our chief executive officer, chief financial officer and sole director, Everett Dickson. The loss of his services could adversely affect the operations of our business, and could have a very negative impact on our ability to fulfill on our business plan.

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We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire such personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

If one or more of our senior executives or other key personnel or independent contractors are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives, or attract and retain high-quality senior executives in the future. Such failure could materially and adversely affect our future growth and financial condition.

Our future revenues are unpredictable and our quarterly operating results may fluctuate significantly.

We cannot forecast with any degree of certainty whether any of our proposed products will ever generate revenue or the amount of revenue to be generated by any of our proposed products. In addition, we cannot predict the consistency of our quarterly operating results. Factors which may cause our operating results to fluctuate significantly from quarter to quarter include:

•	Our ability to attract new and repeat customers;

•	Our ability to keep current with the evolving requirements of our target market;

•	The ability of our competitors to offer new or enhanced products; and

•	Unanticipated delays or cost increases with respect to research and development.

We may fail to establish and maintain strategic relationships.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances. We may not be able to enter into these strategic partnerships on commercially reasonable terms, or at all. Even if we enter into strategic alliances, our partners may not attract significant numbers of customers or otherwise prove advantageous to our business. Our inability to enter into new manufacturing or distribution relationships or strategic alliances could have a material and adverse effect on our business.

Acts of terrorism, responses to acts of terrorism and acts of war may impact our business and our ability to raise capital.

Future acts of war or terrorism, national or international responses to such acts, and measures taken to prevent such acts may harm our ability to raise capital or our ability to operate, especially to the extent we depend upon activities imports from foreign countries, such as China. In addition, the threat of future terrorist acts or acts of war may have effects on the general economy or on our business that are difficult to predict. We are not insured against damage or interruption of our business caused by terrorist acts or acts of war.

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Government efforts to regulate the production and consumption of tobacco products could have a significant impact on tobacco consumption and sales of tobacco products, which would, in turn, affect our results of operations.

Nationally, the U.S. federal government and certain state and local governments have taken or proposed actions that may have the effect of reducing U.S. consumption of tobacco products and indirectly reducing demand for our products and services. These activities have included:

•	Restrictions on the use of tobacco products in public places and places of employment;

•	Legislation authorizing the U.S. Food and Drug Administration (the “FDA”) to regulate the manufacturing and marketing of tobacco products;

•	Increases in the federal, state, and local excise taxes on cigarettes and other tobacco products; and

•	The policy of the U.S. government to link certain federal grants to the enforcement of state laws restricting the sale of tobacco products.

Globally, a number of foreign governments and non-government organizations also have taken or proposed steps to restrict or prohibit tobacco product advertising and promotion, to increase taxes on tobacco products, to indirectly limit the use of certain types of tobacco, and to discourage tobacco product consumption. A number of such measures, including plain packaging, are included in the Framework Convention on Tobacco Control (“FCTC”), which was negotiated and promoted globally under the auspices of the World Health Organization (“WHO”). We cannot predict the extent or speed at which the efforts of governments or non-governmental agencies to reduce tobacco consumption might affect our business. However, a significant decrease in worldwide tobacco consumption brought about by existing or future governmental laws and regulations would reduce demand for tobacco products and services and could have a material adverse effect on our results of operations.

Risk Factors Related the Equity Purchase Agreement and Our Common Stock

Everett Dickson owns approximately 76.3 percent of our common stock. This concentration of ownership could discourage or prevent a potential takeover of Flasr that might otherwise result in your receiving a premium over the market price for your common stock.

Everett Dickson, our chief executive officer, chief financial officer, and sole director owns 86 million shares of our common stock, which represent approximately 76.3 percent of our outstanding common stock as of the date of this prospectus. The result of the ownership of our common stock by Mr. Dickson is that he may have the power to influence voting control on all matters submitted to our stockholders for approval and may be able to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of Flasr that might otherwise result in your receiving a premium over the market price for your common stock.

We are registering an aggregate of 50,000,000 shares of common stock to be issued in connection with the Equity Purchase Agreement and the conversion of certain of our outstanding convertible notes. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 50,000,000 shares of common stock under the registration statement of which this prospectus forms a part for issuance in connection with the Equity Purchase Agreement and certain outstanding convertible promissory notes. The sale of these shares into the public market by the selling stockholders could depress the market price of our common stock. As of August 13, 2015, there were 112,696,664 shares of our common stock outstanding.

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Assuming we utilize the maximum amount available under the Equity Purchase Agreement, existing stockholders could experience substantial dilution upon the issuance of common stock.

Our Equity Purchase Agreement with Premier contemplates the potential future issuance and sale of up to $3,000,000 of our common stock to Premier subject to certain restrictions and obligations. The following table is an example of the number of shares that could be issued at various prices assuming we utilize the maximum amount remaining available under the Equity Purchase Agreement. These examples assume issuances at a market prices of $0.09, the closing price of our shares on September 17, 2015, and at 10 percent discount per share.

Market Price	Discount to Market Price	Price Per Share (1)	Number of Shares Issuable (2)	Shares Outstanding (3)	Percent of Outstanding Shares (4)

$0.09	10%	$0.081	37,037,037	149,733,701	24.8

_____________

(1)	Represents purchase prices equal to 90 percent of the September 17, 2015, closing price of $0.09.
(2)	Represents the number of shares issuable if the entire remaining commitment of $3,000,000 under the Equity Purchase Agreement were drawn down at the indicated purchase price.
(3)	Based on 112,696,664 shares of common stock outstanding as of the date of this prospectus.
(4)

Percentage of the total outstanding shares of common stock after the issuance of the shares indicated, without considering any contractual restriction on the number of shares the selling stockholder may own at any point in time or other restrictions on the number of shares we may issue.

We may not have access to the full amount under the Equity Purchase Agreement.

During the twelve months ended March 31, 2015, the high and low sales prices of our shares as reported on the OCTQB by Yahoo Finance were $0.66 and $0.15. The closing price for our shares on September 3, 2015, was $0.09. We do not know if the market price of our common stock will increase substantially in the near future. The entire commitment under the Equity Purchase Agreement is $3,000,000. Presuming we will maintain the market price of our common stock at $0.09, we need to issue approximately 37 million shares of common stock to Premier in order to have access to the full amount under the Equity Purchase Agreement, notwithstanding Premier’s beneficial ownership limitations set forth in the Equity Purchase Agreement. We are authorized to issue 500,000,000 shares of common stock and have 112,696,664 shares issued as of the date of this prospectus. In addition to our authorized common stock, Flasr is authorized to issue 5,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued or outstanding.

Premier will pay less than the then-prevailing market price for our common stock.

The common stock to be issued to Premier pursuant to the Equity Purchase Agreement will be purchased at a 10 percent discount to the lowest closing price of the shares of our common stock during the applicable Pricing Period. Premier has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Premier sells the shares, the price of our common stock could decrease. If our stock price decreases, Premier may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

There may not be sufficient trading volume in our common stock to permit us to generate adequate funds from the exercise of our put.

The Equity Purchase Agreement provides that the dollar value that we will be permitted to put to Premier will be no less than $10,000 and no greater than 400 percent of the average daily volume of our common stock for the five trading days prior to the date Premier receives the applicable Put Notice. Since we have limited average daily trading volume in our common stock, it is possible that we would only be permitted to exercise a Put for $10,000, which may not provide adequate funding for our planned operations.

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Shares of our common stock which may be issued upon the conversion of our outstanding convertible promissory notes may dilute the ownership interests of our stockholders.

As of the date of this prospectus, convertible promissory notes in the aggregate principal amount of $1,150,750 remain unpaid. If the holders of these notes elect to convert all or a portion of the outstanding obligations under such notes into shares our common stock, our current stockholders would be subject to dilution of their interests.

Shares eligible for future sale by our current stockholders may adversely affect our stock price.

The sale of a significant number of shares of our common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of our common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

We have never paid or declared any dividends on our common stock.

We have never paid or declared any dividends on our common stock. Likewise, we do not anticipate paying, in the near future, dividends or distributions on our common stock or our common stock to be sold in this offering. Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, our financial requirements for future operations and growth, and other facts as we may then deem appropriate.

Our directors have the right to authorize the issuance of shares of our preferred stock and additional shares of our common stock.

Our directors, within the limitations and restrictions contained in our Articles of Incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. We have no intention of issuing shares of preferred stock at the present time. Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.

If we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced. No investor will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

Even though our shares become publicly quoted, your shares may not be “free-trading.”

Investors should understand that their shares of our common stock will not become “free-trading” merely because Flasr is a publicly quoted company. In order for the shares to become “free-trading,” the shares must be registered, or entitled to an exemption from registration under applicable law.

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The elimination of monetary liability against our directors under our articles of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain provisions that eliminate the liability of our directors for monetary damages to Flasr and our stockholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in Flasr incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage Flasr from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees, even though such actions, if successful, might otherwise benefit us and our stockholders.

Anti-takeover provisions may impede the acquisition of Flasr.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring Flasr to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. As a result, certain of these provisions may discourage a future acquisition of Flasr, including an acquisition in which the stockholders might otherwise receive a premium for their shares.

You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain the current market price, or as to what effect the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Volatility in our common stock price may subject Flasr to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We may need to raise additional capital. If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

We may need to secure adequate funding. If we are unable to obtain adequate funding, we may not be able to successfully develop and market our proposed products and our business will most likely fail. We do not have commitments for additional financing, other than the Equity Purchase Agreement with Premier. To secure additional financing, we may need to borrow money or sell more securities, which may reduce the value of our outstanding securities. We may be unable to secure additional financing on favorable terms or at all.

Issuing additional stock, either privately or publicly, would dilute the equity interests of our stockholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail business operations, which would have a material negative effect on operating results and most likely result in a lower stock price.

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An active trading market in our shares may not be sustained.

Although our shares of common stock are quoted for sale on the OTCQB, currently there is only a limited trading market in our shares. An active trading market in our shares may not be sustained. Factors such as those discussed in this “Risk Factors” section may have a significant impact upon the market price of the securities to be distributed by us. Many brokerage firms may not be willing to participate in transactions in a security if a low price develops in the trading of the security. Even if a purchaser finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of our securities as collateral for any loans., our shares of common stock were quoted for sale on the OTCQB maintained by the OTC Markets Group, Inc. However, beginning on May 1, 2014, the OTC Markets Group, Inc. made changes to make the OTCQB a better venture stage marketplace for early and developing U.S. and international companies. Companies are required to meet eligibility standards aimed at improving the information available to investors. To be eligible, U.S. and international companies must be current in their reporting under the Exchange Act, meet a minimum bid test of $0.01, and undergo a new annual verification and management certification process. Although we were current in our reporting obligations under the Exchange Act, and our shares of common stock meet the minimum bid test of $0.01 per share, we cannot provide any assurances that our common stock will continue to meet the minimum bid test.

If we fail to remain current in our reporting requirements under the Exchange Act, we would not qualify for the OTCQB, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTCQB must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCQB. If we fail to remain current in our reporting requirements, we would not qualify to have the shares of our common stock quoted for sale on the OTCQB. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly.

We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our shares of common stock, which could adversely affect the market price of our shares of common stock.

We may require additional financing to fund future operations, including expansion in current and new markets, programming development and acquisition, capital costs and the costs of any necessary implementation of technological innovations or alternative technologies. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of the holders of shares of common stock, which could adversely affect the market price and the voting power of shares of our common stock. If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of the holders of shares of common stock, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us.

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We may have difficulty raising necessary capital to fund operations as a result of market price volatility for our shares of common stock.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If our business development plans are successful, we may require additional financing to continue to develop and exploit existing and new technologies and to expand into new markets. The exploitation of our technologies may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement or amendment and any documents we incorporate by reference herein or therein may contain so called “forward-looking statements” (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act), all of which are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from those set forth in the statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You can also identify them by the fact that they do not relate strictly to historical or current facts. You should read statements that contain these words carefully because they:

●	discuss future expectations;
●	contain projections of future results of operations or financial condition; or
●	state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors and cautionary language discussed in this document outline examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in the forward-looking statements, including among other things:

●	our stockholders’ approval of the terms of the financing;
●	the amount of cash on hand available to us;
●	our business strategy;
●	changing interpretations of generally accepted accounting principles;
●	outcomes of government reviews, inquiries, investigations and related litigation;
●	continued compliance with government regulations;
●	legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged;
●	statements about industry trends;
●	fluctuations in customer demands;
●	general economic conditions; and
●	geopolitical events and regulatory changes.

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You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document.

All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock offered by the selling stockholders. However, we will receive proceeds from the sale of our common stock to Premier pursuant to the Equity Purchase Agreement. The proceeds from our exercise of Puts pursuant to the Equity Purchase Agreement will be used for working capital and general corporate expenses.

SELLING STOCKHOLDER

This prospectus relates to the sale or other disposition of up to 50,000,000 shares of our common stock by the selling stockholder named below, and its donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, comprised of:

●	up to 49,526,216 shares of common stock issuable to Premier under the Equity Purchase Agreement; and
●	473,784 shares of common stock issued to Premier as the Initial Commitment Shares in connection with the Equity Purchase Agreement.

The following table, based upon information currently known by us, sets forth as of September 18, 2015, (i) the number of shares held of record or beneficially by the selling stockholders as of such date (as determined below) and (ii) the number of shares that may be sold or otherwise disposed of under this prospectus by the selling stockholder. Percentage ownership is based on 112,696,664 shares of common stock outstanding as of September 18, 2015, plus securities deemed to be outstanding with respect to individual stockholders pursuant to Rule 13d-3(d)(1) under the Exchange Act. Beneficial ownership includes shares of common stock plus any securities held by the holder exercisable for or convertible into shares of common stock within 60 days after September 18, 2015, in accordance with Rule 13d-3(d)(1) under the Exchange Act. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholder named below. We do not know when or in what amounts a selling stockholder may sell or otherwise dispose of the shares of common stock covered hereby. The selling stockholder may not sell or otherwise dispose of any or all of the shares offered by this prospectus and may sell or otherwise dispose of shares covered hereby in transactions exempt from the registration requirements of the Securities Act. Because the selling stockholder may sell or otherwise dispose of some, all or none of the shares covered hereby, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of the following table, we have assumed that all of the shares covered hereby are sold by the selling stockholder pursuant to this prospectus.

Except as described above under “Risk Factors,” “The Offering” or in the footnotes in the beneficial ownership table below, the selling stockholder has not held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares or other securities. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by their spouses under applicable law.

Notwithstanding anything to the contrary in the Equity Purchase Agreement, in no event shall Premier be entitled to purchase that number of shares of our common stock, which when added to the sum of the number of shares of our common stock beneficially owned, by Premier, would exceed 4.99 percent of the number of shares of our common stock outstanding on any Closing Date under the Equity Purchase Agreement, as determined in accordance with Rule 13d-1(j) of the Exchange Act.

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The transactions with the selling stockholder described in this registration statement did not have a material impact on the market price of our common stock.

Beneficial Ownership of Common Shares Prior to this Offering				Number of Shares to be Sold		Beneficial Ownership of Common Shares after this Offering
Selling Stockholder	Number of Shares		Percent of Class	Under this Prospectus (1)		Number of Shares	Percent of Class

Premier Venture Partners, LLC (4)	473,784	(2)	0.4%	50,000,000	(3)	-	-

______________

(1)	These numbers assume the selling stockholder sells all of its shares after the completion of the offering.
(2)	In addition to the shares to be issued pursuant to the Equity Purchase Agreement, we have issued to Premier $39,574 worth of our common stock, or 473,784 shares as Initial Commitment Shares.
(3)

The number of shares set forth in the table represents an estimate of the number of common shares to be offered by the selling stockholder. We have assumed the sale of all of the common shares offered under this prospectus will be sold. However, as the selling stockholder can offer all, some or none of its common stock, no definitive estimate can be given as to the number of shares that the selling stockholder will offer or sell under this prospectus.

(4)	Jeffrey Maller is the managing member of Premier Venture Partners, LLC, and has dispositive power over the shares.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our Amended and Restated Articles of Incorporation permit us to limit the liability of our directors to the fullest extent permitted under the Nevada Revised Statutes. As permitted by Nevada law, our bylaws and Amended and Restated Articles of Incorporation also include provisions that eliminate the personal liability of each of our officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of Flasr. To the fullest extent allowed by the Nevada Revised Statutes, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer’s or director’s own negligence or misconduct in the performance of duty.

The provisions of our bylaws and articles of incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our articles of incorporation or bylaws.

We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our Amended and Restated Articles of Incorporation are necessary to attract and retain qualified persons for these positions. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Sale of Restricted Shares

Certain shares of our outstanding common stock were issued and sold by Flasr in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Such shares may be sold only pursuant to an effective registration statement filed by Flasr or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

Rule 144

In general, Rule 144 promulgated by the SEC pursuant to the Securities Act, provides:

•

If the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquiror or any subsequent holder of those securities.

•

If the issuer of the securities is not, or has not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquiror or any subsequent holder of those securities.

•

Except as provided in Rule 144, the amount of securities sold for the account of an affiliate of the issuer in reliance upon this section shall be determined as follows: If any securities are sold for the account of an affiliate of the issuer, regardless of whether those securities are restricted, the amount of securities sold, together with all sales of securities of the same class sold for the account of such person within the preceding three months, shall not exceed the greatest of: (A) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (B) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h) of Rule 144, or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (C) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan during the four-week period specified in paragraph (e)(1)(ii) of Rule 144.

We will publish information necessary as required by the Exchange Act to permit transfer of the common stock in accordance with Rule 144 of the Securities Act. However, the investor is cautioned that on the effective date of this prospectus, there is only limited trading in the shares of our common stock.

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PLAN OF DISTRIBUTION

The purpose of this prospectus is to permit the selling stockholders to offer and sell up to an aggregate of 50,000,000 shares at such times and at such places as they choose. The decision to sell any shares is within the sole discretion of the holder thereof.

The distribution of the common stock by a selling stockholder may be effected from time to time in one or more transactions. Any of the common stock may be offered for sale, from time to time, by a selling stockholder, or by permitted transferees or successors of the selling stockholder, or otherwise, at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise. The common stock may be sold by one or more of the following:

•

On the OTCQB, the OTC Pink, or any other national common stock exchange or automated quotation system on which our common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades.

•	Through one or more dealers or agents (which may include one or more underwriters).
•	Block trades in which the broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.
•	Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.
•	Ordinary brokerage transactions.
•	Transactions in which the broker solicits purchasers
•	Directly to one or more purchasers.
•	A combination of these methods.

Premier and any broker-dealers who act in connection with the sale of its shares are “underwriters” within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

In connection with the distribution of the common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the common stock, which shares such broker-dealers or financial institutions may resell pursuant to this prospectus, as supplemented or amended to reflect that transaction. The selling stockholder may also pledge the common stock registered hereunder to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may affect sales of the pledged shares pursuant to this prospectus, as supplemented or amended to reflect such transaction. In addition, any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholder or its underwriters, dealers or agents may sell the common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or reallowed. Underwriters, dealers, brokers or other agents engaged by the selling stockholder may arrange for other such persons to participate. Any fixed public offering price and any discounts and concessions may be changed from time to time. Underwriters, dealers and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of the common stock, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a prospectus supplement.

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Unless granted an exemption by the SEC from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, a selling stockholder will not engage in any stabilization activity in connection with our common stock, will furnish each broker or dealer engaged by a selling stockholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of our or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholder. We shall use our best efforts to prepare and file with the SEC such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

We are paying certain expenses (other than commissions and discounts of underwriters, dealers or agents) incidental to the offering and sale of the common stock to the public, which are estimated to be approximately $112,022. If we are required to update this prospectus during such period, we may incur additional expenses in excess of the amount estimated above.

In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by DLA Piper LLP (US).

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2015 have been so incorporated in reliance upon the report of MaloneBailey LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

REPORTS TO STOCKHOLDERS

We will furnish our stockholders with an annual report which describes the nature and scope of our business and operations for the prior year and which will contain a copy of our audited financial statements for our most recent fiscal year. In addition, we will furnish our stockholders with a proxy statement as required by the Exchange Act covering matters to be voted upon at our annual meeting of stockholders.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the Securities Act a registration statement on Form S-1 with respect to the shares being offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street N.E., Washington, D.C. 20549. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates.

For further information with respect to Flasr and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

We are subject to the informational requirements of the Exchange Act, and must file reports, proxy statements and other information with the SEC, such as current, quarterly and annual reports on Forms 8-K, 10-Q and 10-K. Our executive officers, directors and beneficial owners of 10 percent or more of our common stock also file reports relative to the acquisition or disposition of shares of our common stock or acquisition, disposition or exercise of any of our common stock purchase options or warrants. These filings will be a matter of public record and any person may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Further, the SEC maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The documents we are incorporating by reference as of their respective dates of filing are as follows:

●	Our Annual Report on Form 10-K filed with the SEC on June 29, 2015.
●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed with the SEC on August 14, 2015.
●	Our Information Statement filed with the SEC on April 17, 2015.
●	Our Current Report on Form 8-K filed with the SEC on April 7, 2015.
●	Our Current Report on Form 8-K filed with the SEC on May 22, 2015.
●	Our Current Report on Form 8-K filed with the SEC on July 2, 2015.
●	Our Current Report on Form 8-K filed with the SEC on July 6, 2015.
●	Our Current Report on Form 8-K filed with the SEC on July 24, 2015.
●	Our Current Report on Form 8-K filed with the SEC on August 7, 2015.
●	Our Current Report on Form 8-K filed with the SEC on August 20, 2015.
●

The description of the Company’s common stock contained in our registration statement on Form 8-A (File No. 000-55270), including amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Flasr, Inc.

1075 Peachtree Street NE, Suite 3650

Atlanta, Georgia 30309

Telephone: (409) 965-3761

These documents are available on our website at www.flasr.com/sec-filings.

FLASR, INC.

50,000,000 Shares of Common Stock

________________________

PROSPECTUS

________________________

September 28, 2015

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the costs and expenses payable by Flasr in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission registration fee	$581
Accounting fees and expenses	10,000
Legal fees and expenses	100,000
Printing fees and expenses	500
Miscellaneous fees and expenses	1,000
Total	$112,022

14. Indemnification of Officers and Directors.

Our bylaws provide to the fullest extent permitted by Nevada law, that Flasr shall indemnify our directors or officers. The effect of this provision of our bylaws is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of Flasr) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as directors and officers. In addition, our bylaws provide that we may purchase and maintain insurance on behalf of our directors and officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status. The foregoing descriptions are only general summaries

Nevada corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of Flasr pursuant to the foregoing provisions, or otherwise, Flasr has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Flasr of expenses incurred or paid by a director or officer of Flasr in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, Flasr will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 15. Recent Sales of Unregistered Securities.

On the dates specified below, we have issued shares of our common stock to various parties.

During the quarter ended June 30, 2015, the Company in consideration for services previously rendered, issued an additional 430,000 shares of common stock, 370,000 of which were issued to FMW Media Works Corp. and 80,000 of which were issued to Carter, Terry & Company. Such shares were issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act.

Actus Fund, LLC. On July 28, 2011, the Company issued a convertible promissory note in favor of Actus Fund, LLC in an amount of $51,000 bearing interest on the balance at a rate of 10 percent. All principal and accrued interest on the note is convertible into shares of the Company’s common stock at the election of the holder at any time at a conversion price equal to the lesser of (i) a 45 percent discount to the lowest trading price of the Company’s common stock during the 25 trading days prior to the note being issued and (ii) a 45 percent discount to the lowest trading price of the common stock during the 25 trading day period prior to conversion. If the conversion price of the note is less than $0.001 or the Company is no longer DTC eligible, the outstanding principal amount of the Note shall increase by $15,000 and the conversion discount shall be 60 percent.

GW Holdings. On July 14, 2015, the Company issued a convertible promissory note in favor of GW Holdings Group, Inc. in an amount of $37,000 bearing interest on the balance at the rate of 8 percent. All principal and accrued interest on the note is convertible into shares of the Company’s common stock at the election of the holder at any time after six months from issuance of the note at a conversion price equal to a 42.5 percent discount to the lowest trading price of the Company’s common stock during the 20 trading day period prior to conversion with a floor of $0.0001. Such discount will increase to 60 percent if the Company is no longer DTC eligible or if the Company fails to reserve 2,200,000 shares for conversions under the note.

Vis Vires. On July 1, 2015 the Company issued a convertible promissory note in favor of Vis Vires Group, Inc. in the amount of $48,000 bearing interest on the balance at the rate of 8 percent. All principal and accrued interest on the note is convertible into shares of the Company’s common stock at the election of the holder at any time after180 days from issuance of the note or after its maturity at a conversion price equal to a 42 percent discount to the average of the lowest three closing bid prices of the Company’s common stock during the 10 trading day period prior to conversion.

Our unregistered securities were issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated under the Securities Act. Each investor took his securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our securities. Our securities were sold only to accredited investors, as defined in the Securities Act with whom we had a direct personal preexisting relationship, and after a thorough discussion. Finally, our stock transfer agent has been instructed not to transfer any of such securities, unless such securities are registered for resale or there is an exemption with respect to their transfer.

All of the above described investors who received shares of our common stock were provided with access to our filings with the SEC, including the following:

•	The information contained in our annual report on Form 10-K under the Exchange Act.
•

The information contained in any reports or documents required to be filed by Flasr under sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

•	A brief description of the securities being offered, and any material changes in our affairs that were not disclosed in the documents furnished.

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Item 16. Exhibits and Financial Schedules.

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 18, 2014)
3.2	Certificate of Amendment to the Articles of Incorporation dated May 19, 2015 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2015)
3.3	Bylaws (incorporated by reference to Exhibit 3.B of the Company’s Registration Statement on Form S-1 with the SEC on June 3, 2013)
4.1

Registration Rights Agreement dated August 17, 2015, between the Company and Premier Venture Partners, LLC (incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K filed with the SEC on August 20, 2015)

5.1*	Opinion of DLA Piper LLP (US)
10.1

Stock Purchase Agreement, dated June 25, 2014, among Maria del Pilar Jaen, Everett Dickson and Language Arts Corp. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 18, 2014)

10.2

Stock Purchase Agreement, dated September 16, 2014, by and among Language Arts Corp., the Company and Everett Dickson (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on September 18, 2014)

10.3	Sales Rep Agreement, dated November 30, 2013 with CMG Partners, LLC (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on September 18, 2014)
10.4	Wholesalefund Inc. Proposal dated February 26, 2014 (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on September 18, 2014)
10.5

Securities Purchase Agreement, dated March 24, 2015, between the Company and Vis Vires Group, Inc. (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2015)

10.6

Convertible Promissory Note, dated March 24, 2015, in the original principal amount of $38,000 payable to Vis Vires Group, Inc. (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2015)

10.7

Securities Purchase Agreement, dated April 1, 2015, between the Company and LG Capital Funding, LLC (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2015)

10.8

Convertible Redeemable Promissory Note, dated April 1, 2015, in the original principal amount of $78,750 payable to LG Capital Funding, LLC (incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2015)

10.9

Collateralized Secured Promissory Note, dated April 1, 2015, in the original principal amount of $78,750 issued by LG Capital Funding, LLC payable to Flasr, Inc. (incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2015)

10.10

Securities Purchase Agreement, dated April 2, 2015, between the Company and Adar Bays, LLC (incorporated by reference to Exhibit 10.10 of the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2015)

10.11

Convertible Redeemable Promissory Note, dated April 2, 2015, in the original principal amount of $75,000 payable to Adar Bays, LLC (incorporated by reference to Exhibit 10.11 of the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2015)

10.12

Collateralized Secured Promissory Note, dated April 2, 2015, in the original principal amount of $75,000 issued by Adar Bays, LLC payable to the Company (incorporated by reference to Exhibit 10.12 of the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2015)

10.13

12% Convertible Note, dated April 1, 2015, in the original principal amount of $57,000 payable to JSJ Investments Inc. (incorporated by reference to Exhibit 10.13 of the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2015)

10.14

Securities Purchase Agreement, dated June 4, 2015, between Flasr, Inc. and Vis Vires Group, Inc. (incorporated by reference to Exhibit 10.14 of the Company’s Current Report on Form 8-K filed with the SEC on July 6, 2015)

10.15

8% Convertible Promissory Note, dated June 4, 2015, in the original principal amount of $48,000 issued to Vis Vires Group, Inc. (incorporated by reference to Exhibit 10.15 of the Company’s Current Report on Form 8-K filed with the SEC on July 6, 2015)

10.16

Product Placement Blitz Agreement, dated July 16, 2015, between the Company and Mr. Checkout Distributors, Inc. (incorporated by reference to Exhibit 10.16 of the Company’s Current Report on Form 8-K filed with the SEC on July 24, 2015)

10.17

Securities Purchase Agreement, dated July 14, 2015, between the Company and GW Holdings Group, LLC (incorporated by reference to Exhibit 10.17 of the Company’s Current Report on Form 8-K filed with the SEC on July 24, 2015)

10.18

8% Convertible Redeemable Promissory Note, dated July 14, 2015, in the original principal amount of $37,000 payable to GW Holdings Group, LLC (incorporated by reference to Exhibit 10.18 of the Company’s Current Report on Form 8-K filed with the SEC on July 24, 2015)

10.19

Equity Purchase Agreement, dated August 17, 2015, between the Company and Premier Venture Partners, LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2015)

10.20

Convertible Promissory Note dated August 17, 2015, in the original principal amount of $75,000 payable to Premier Venture Partners, LLC (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2015)

21.1	Subsidiaries of the Company
23.1	Consent of MaloneBailey LLP, Independent Registered Public Accounting Firm
23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

__________

* To be filed by amendment.

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Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act, each prospectus filed pursuant to Rule 424(b) of Regulation C as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A of Regulation C, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 28th day of September, 2015.

FLASR INC.

By:	/s/ Everett Dickson
Name:	Everett Dickson
Title:	President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Everett Dickson
Name:	Everett Dickson
Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

As required under the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

NAME	TITLE	DATE

/s/ Everett Dickson	Chief Executive Officer (Principal Executive Officer),	September 28, 2015
Everett Dickson	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer), and sole Director

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